UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway

Merrimack, New Hampshire

(Address of Principal Executive Offices, including  Zip Code)

20 Trafalgar Square

Nashua, New Hampshire 03063

(Former name or former address, if changed since last report.)

(603) 883-5200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 8.01 of this Form 8-K is incorporated by reference into this Item 3.02.

On May 16, 2013, GT Advanced Technologies Inc. (the “Company”) issued 3,355,647 shares of Company common stock to certain accredited investors as consideration for the transaction described in Item 8.01.  The exemptions from the  registration requirements of the Securities Act of 1933, as amended (the “Act”), for the offer, sale and issuance by the Company of its common stock pursuant to the transactions described in Item 8.01 include Section 4(2) of the Act and Rule 506 of  Regulation D promulgated under the Act.

Item 8.01 Other Events.

On May 16, 2013, the Company announced that it acquired the substantially all of the business of Thermal Technology LLC.  In connection with the acquisition, on May 16, 2013 the Company paid to the security holders selling the Thermal Technology business an aggregate amount of consideration of  3,355,647  shares of Company common stock and the right to receive contingent consideration, such consideration payable in shares of Company common stock or cash (at the Company’s election). The contingent consideration is based on the attainment of certain financial targets. A copy of the press release announcing the acquisition of Thermal Technology business is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on May 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ Hoil Kim
Date: May 20, 2013	By:	Hoil Kim
	Its:	Vice President, Chief Administrative Officer,
General Counsel and Secretary